--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                      FORM 8-K/A

                                    CURRENT REPORT

                          PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934

                                  SEPTEMBER 19, 1997
              ----------------------------------------------------------
                   DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)


                               PEREGRINE SYSTEMS, INC.
--------------------------------------------------------------------------------
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                       0-2222209              95-3773312
--------------------------------------------------------------------------------
(STATE OR OTHER JURISDICTION      (COMMISSION FILE NUMBER)   (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NO.)

                                12670 HIGH BLUFF DRIVE
                             SAN DIEGO, CALIFORNIA 19203
--------------------------------------------------------------------------------
                       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

         REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (619) 481-5000

                                    NOT APPLICABLE
--------------------------------------------------------------------------------
            (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    The undersigned Registrant hereby amends the following items, financial statements, exhibits, or other portions of its Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on October 2, 1997 (the "Form 8-K"), as set forth in the pages attached hereto.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  FINANCIAL STATEMENTS FOR UNITED SOFTWARE, INC.

              On August 29, 1997, the Company's Board of Directors approved the acquisition of Apsylog S.A., a French corporation ("Apsylog"), based in Paris, France, through the acquisition of all of the outstanding shares of United Software, Inc., a Delaware corporation ("United") and the parent corporation of Apsylog.
              The acquisition, which was completed September 19, 1997, was pursuant to an Agreement and Plan of Reorganization dated effective as of August 29, 1997 (the "Reorganization Agreement") among the Company, French Acquisition Corporation, a wholly owned subsidiary of the Company formed for the purpose of effecting the acquisition (the "Acquisition"), United and certain stockholders of United.

              The purpose of this amended Form 8-K is to file required financial statements relating to the acquisition, including required pro-forma financial information. The following financial statements relating to the Acquisition are attached hereto:

                   FINANCIAL STATEMENT INDEX                             PAGE
                   -------------------------                             ----

              Report of Independent Public Accountants. . . . . . . .    F-1

              Consolidated Balance Sheets of United Software,
                   Inc. as of December 31, 1995, December 31,
                   1996, and June 30, 1997 (unaudited). . . . . . . .    F-2

              Consolidated Statements of Operations of United
                   Software, Inc. for the years ended December 31,
                   1995 and 1996 and for the six months ended
                   June 30, 1996 and 1997 (unaudited) . . . . . . . .    F-3

              Consolidated Statements of Stockholders' Deficit of
                   United Software, Inc. for the years ended
                   December 31, 1995 and 1996 and for the six
                   months ended June 30, 1997 (unaudited) . . . . . .    F-4

              Consolidated Statements of Cash Flows of United
                   Software, Inc. for the years ended December 31,
                   1995 and 1996 and for the six months ended
                   June 30, 1996 and 1997 (unaudited) . . . . . . . .    F-5

              Notes to the Consolidated Financial Statements. . . . .    F-6

         (b)  PRO FORMA FINANCIAL INFORMATION.

              The following unaudited pro forma combined financial statements are attached hereto:

                         PRO FORMA FINANCIAL STATEMENTS                  PAGE
                         ------------------------------                  ----

              Pro Forma Combined Financial Information. . . . . . . .    F-14

              Unaudited Pro Forma Combined Balance Sheet. . . . . . .    F-15

              Unaudited Pro Forma Statement of Operations
                       for the three months ended June 30, 1997 . . .    F-16

              Unaudited Pro Forma Statement of Operations
                       for the year ended March 31, 1997. . . . . . .    F-17

              Notes to the Unaudited Pro Forma Combined
                       Financial Information. . . . . . . . . . . . .    F-18

         (c)  EXHIBITS.

              2.1++ Agreement and Plan of Reorganization, dated effective as of August 29, 1997, among Peregrine Systems, Inc., French Acquisition Corporation, United Software, Inc., and certain stockholders of United Software, Inc., and related exhibits. The disclosure schedule of United Software, Inc. to the Agreement and Plan of Reorganization, which cites to certain factual matters as exceptions to the contractual representations of United Software, Inc. and certain of its stockholders, has been omitted. The Company agrees to supplementally furnish a copy of such disclosure schedule to the Commission upon request.

              23.1     Consent of Arthur Andersen LLP, Independent Public
                       Accountants

              99.1++   Press release of Peregrine Systems, Inc.

--------------------------
    ++   Previously filed.

    Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Agreement and Plan of Reorganization have been omitted. The Registrant hereby agrees to furnish such schedules upon request of the Securities and Exchange Commission.

                                      SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 30, 1997

                                             PEREGRINE SYSTEMS, INC.


                                             By: /s/ DAVID A. FARLEY
                                                 -----------------------------
                                                 David A. Farley,
                                                 Vice President, Finance,
                                                 Chief Financial Officer

                       REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To United Software, Inc.:

We have audited the accompanying consolidated balance sheets of United Software, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1995 and 1996 and the related consolidated statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United Software, Inc. and subsidiaries as of December 31, 1995 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


San Diego, California
                                                  /s/ Arthur Andersen LLP
                                                  -----------------------------
September 19, 1997
                                                  ARTHUR ANDERSEN LLP

                                UNITED SOFTWARE, INC.
                             CONSOLIDATED BALANCE SHEETS
                                    (IN THOUSANDS)



                                                                     DECEMBER 31,  DECEMBER 31,    JUNE 30,
                                                                         1995         1996           1997
                                                                     ------------  ------------  -----------
                                                                                                 (UNAUDITED)
                    ASSETS
CURRENT ASSETS:
  Cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $   168       $ 1,114       $   896
  Accounts receivable, net of allowance for doubtful accounts of
  $70, $45 and $97, respectively . . . . . . . . . . . . . . . . .       2,352         3,297         4,030
  Other current assets . . . . . . . . . . . . . . . . . . . . . .         290           370           258
                                                                       -------       -------       -------
      Total current assets . . . . . . . . . . . . . . . . . . . .       2,810         4,781         5,184
  Property and equipment, net. . . . . . . . . . . . . . . . . . .         240           322           348
  Other assets . . . . . . . . . . . . . . . . . . . . . . . . . .          94           875           887
                                                                       -------       -------       -------
                                                                       $ 3,144       $ 5,978       $ 6,419
                                                                       -------       -------       -------
                                                                       -------       -------       -------

      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
  Bank line of credit. . . . . . . . . . . . . . . . . . . . . . .     $   439       $   675       $ 1,486
  Accounts payable . . . . . . . . . . . . . . . . . . . . . . . .         933         1,854         1,701
  Accrued expenses . . . . . . . . . . . . . . . . . . . . . . . .       1,957         5,702         3,993
  Deferred revenue . . . . . . . . . . . . . . . . . . . . . . . .          92         1,033         2,315
  Notes payable. . . . . . . . . . . . . . . . . . . . . . . . . .          --         1,218         1,329
                                                                       -------       -------       -------
      Total current liabilities. . . . . . . . . . . . . . . . . .       3,421        10,482        10,824
                                                                       -------       -------       -------
Commitments and Contingencies
Stockholders' Deficit:
  Series A, preferred stock. . . . . . . . . . . . . . . . . . . .       2,182         2,589         2,974
  Series B, preferred stock. . . . . . . . . . . . . . . . . . . .          --            --         1,455
  Accumulated deficit. . . . . . . . . . . . . . . . . . . . . . .      (2,429)       (7,141)       (8,878)
  Cumulative translation adjustment. . . . . . . . . . . . . . . .         (30)           48            44
                                                                       -------       -------       -------
      Total stockholders' deficit. . . . . . . . . . . . . . . . .        (277)       (4,504)       (4,405)
                                                                       -------       -------       -------
                                                                       $ 3,144       $ 5,978       $ 6,419
                                                                       -------       -------       -------
                                                                       -------       -------       -------

                THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                          CONSOLIDATED FINANCIAL STATEMENTS.

                                UNITED SOFTWARE, INC.
                        CONSOLIDATED STATEMENTS OF OPERATIONS
                                    (in thousands)

                                                                                                     SIX MONTHS ENDED
                                                                      YEAR ENDED DECEMBER 31,            JUNE 30,
                                                                         1995          1996         1996          1997
                                                                      ---------    ----------    ---------     ---------
                                                                                                        (unaudited)
Revenues:
  Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $  5,422      $  4,168      $  1,875      $  2,672
  Maintenance and services . . . . . . . . . . . . . . . . . . . .       1,537         2,300         1,232         1,807
                                                                       ---------    ----------    ---------     ---------
     Total revenues. . . . . . . . . . . . . . . . . . . . . . . .       6,959         6,468         3,107         4,479
                                                                       ---------    ----------    ---------     ---------
Costs and Expenses:
  Cost of licenses . . . . . . . . . . . . . . . . . . . . . . . .         909         1,179           475           605
  Cost of maintenance and services . . . . . . . . . . . . . . . .       1,417         2,334         1,165         1,349
  Sales and marketing. . . . . . . . . . . . . . . . . . . . . . .       2,289         2,961         1,317         1,616
  Research and development . . . . . . . . . . . . . . . . . . . .       2,706         3,001         1,165         1,529
  General and administrative . . . . . . . . . . . . . . . . . . .       1,569         2,030           903         1,107
                                                                       ---------    ----------    ---------     ---------
     Total costs and expenses. . . . . . . . . . . . . . . . . . .       8,890        11,505         5,025         6,206
                                                                       ---------    ----------    ---------     ---------
     Operating loss. . . . . . . . . . . . . . . . . . . . . . . .      (1,931)       (5,037)       (1,918)       (1,727)
Interest income (expense). . . . . . . . . . . . . . . . . . . . .         132           (17)           (7)          (61)
Other income . . . . . . . . . . . . . . . . . . . . . . . . . . .         196           342           233            51
                                                                       ---------    ----------    ---------     ---------
Net loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $ (1,603)     $ (4,712)     $ (1,692)     $ (1,737)
                                                                       ---------    ----------    ---------     ---------
                                                                       ---------    ----------    ---------     ---------


                THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                          CONSOLIDATED FINANCIAL STATEMENTS.

                                UNITED SOFTWARE, INC.
                   CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                                    (in thousands)

                                             NO. OF SERIES A                 NO. OF SERIES B
                                                PREFERRED      SERIES A         PREFERRED      SERIES B
                                                  SHARES       PREFERRED         SHARES        PREFERRED     COMMON
                                               OUTSTANDING       STOCK         OUTSTANDING       STOCK        STOCK
                                             ---------------   ---------     ---------------   ---------    ---------
Balance, December 31, 1994 . . . . . . .          2,000         $ 1,500            --         $    --       $    --
Net Loss . . . . . . . . . . . . . . . .             --              --            --              --            --
Issuance of Series A
  Preferred Stock. . . . . . . . . . . .            909             682            --              --            --
Equity adjustment from foreign
  currency translation . . . . . . . . .             --              --            --              --            --
                                                -------         -------       -------         -------       -------

Balance, December 31, 1995 . . . . . . .          2,909           2,182            --              --            --
Net Loss . . . . . . . . . . . . . . . .             --              --            --              --            --
Issuance of Series A
  Preferred Stock. . . . . . . . . . . .            543             407            --              --            --
Equity adjustment from foreign
  currency translation . . . . . . . . .             --              --            --              --            --
                                                -------         -------       -------         -------       -------

Balance, December 31, 1996 . . . . . . .          3,452           2,589            --              --            --
Net Loss (Unaudited) . . . . . . . . . .             --              --            --              --            --
Issuance of Series A
  Preferred Stock (Unaudited). . . . . .            514             385            --              --            --
Issuance of Series B
  Preferred Stock (Unaudited). . . . . .             --              --         2,010           1,455            --
Equity adjustment from
  foreign currency
  translation (Unaudited). . . . . . . .             --              --            --              --            --
                                                -------         -------       -------         -------       -------

Balance, June 30, 1997
  (Unaudited). . . . . . . . . . . . . .          3,966         $ 2,974         2,010         $ 1,455       $    --
                                                -------         -------       -------         -------       -------
                                                -------         -------       -------         -------       -------
                                                              CUMULATIVE       TOTAL
                                              ACCUMULATED     TRANSLATION   STOCKHOLDERS
                                                DEFICIT       ADJUSTMENT      DEFICIT
                                             ------------    ------------  -------------
Balance, December 31, 1994 . . . . . . .       $   (826)       $     --      $    674
Net Loss . . . . . . . . . . . . . . . .         (1,603)             --        (1,603)
Issuance of Series A
  Preferred Stock. . . . . . . . . . . .             --              --           682
Equity adjustment from foreign
  currency translation . . . . . . . . .             --             (30)          (30)
                                               --------        --------      --------

Balance, December 31, 1995 . . . . . . .         (2,429)            (30)         (277)
Net Loss . . . . . . . . . . . . . . . .         (4,712)             --        (4,712)
Issuance of Series A
  Preferred Stock. . . . . . . . . . . .             --              --           407
Equity adjustment from foreign
  currency translation . . . . . . . . .             --              78            78
                                               --------        --------      --------

Balance, December 31, 1996 . . . . . . .         (7,141)             48        (4,504)
Net Loss (Unaudited) . . . . . . . . . .         (1,737)             --        (1,737)
Issuance of Series A
  Preferred Stock (Unaudited). . . . . .             --              --           385
Issuance of Series B
  Preferred Stock (Unaudited). . . . . .             --              --         1,455
Equity adjustment from
  foreign currency
  translation (Unaudited). . . . . . . .             --              (4)           (4)
                                               --------        --------      --------

Balance, June 30, 1997
  (Unaudited). . . . . . . . . . . . . .       $ (8,878)       $     44      $ (4,405)
                                               --------        --------      --------
                                               --------        --------      --------


                THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                          CONSOLIDATED FINANCIAL STATEMENTS.

                                UNITED SOFTWARE, INC.
                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                                    (in thousands)

                                                                                                             SIX MONTHS ENDED
                                                                          YEAR ENDED DECEMBER 31,               JUNE 30,
                                                                         -------------------------     -------------------------
                                                                            1995           1996           1996           1997
                                                                          ----------    ----------      ----------    ----------
                                                                                                               (unaudited)
Cash flow from operating activities:
  Net loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $(1,603)       $(4,712)       $(1,692)       $(1,737)
 Adjustments to reconcile net loss to net cash provided by (used in)
  operating activities:
 Depreciation and amortization . . . . . . . . . . . . . . . . . . . .         65             81             38             47
 Increase (decrease) in cash resulting from changes in:
  Accounts receivable, net . . . . . . . . . . . . . . . . . . . . . .        186           (945)          (235)          (733)
  Other current assets . . . . . . . . . . . . . . . . . . . . . . . .        359            (80)          (353)           112
  Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . .        (22)           (59)           (10)           (12)
  Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . .       (114)           921            905           (153)
  Accrued expenses . . . . . . . . . . . . . . . . . . . . . . . . . .        463          4,255            645         (2,219)
  Deferred revenue . . . . . . . . . . . . . . . . . . . . . . . . . .         76            941             54          1,282
                                                                          ----------    ----------      ----------    ----------
     Net cash provided by (used in) operating activities . . . . . . .       (590)           402           (648)        (3,413)
                                                                          ----------    ----------      ----------    ----------
Cash flows from investing activities:
  Purchases of property and equipment. . . . . . . . . . . . . . . . .       (222)          (163)           (52)           (73)
  Cash paid for goodwill . . . . . . . . . . . . . . . . . . . . . . .         --           (212)          (212)            --
                                                                          ----------    ----------      ----------    ----------
     Net cash (used in) investing activities . . . . . . . . . . . . .       (222)          (375)          (264)           (73)
                                                                          ----------    ----------      ----------    ----------
Cash flows from financing activities:
  Proceeds (repayments) from bank line of credit, net. . . . . . . . .        164            236            (79)           811
  Notes payable. . . . . . . . . . . . . . . . . . . . . . . . . . . .        (64)           198            385            621
  Issuance of preferred stock. . . . . . . . . . . . . . . . . . . . .        682            407            407          1,840
                                                                          ----------    ----------      ----------    ----------
     Net cash provided by financing activities . . . . . . . . . . . .        782            841            713          3,272
                                                                          ----------    ----------      ----------    ----------
Effect of exchange rate changes on cash. . . . . . . . . . . . . . . .        (30)            78             31             (4)
                                                                          ----------    ----------      ----------    ----------
Net increase (decrease) in cash. . . . . . . . . . . . . . . . . . . .        (60)           946           (168)          (218)
Cash, beginning of year. . . . . . . . . . . . . . . . . . . . . . . .        228            168            168          1,114
                                                                          ----------    ----------      ----------    ----------
                                                                          ----------    ----------      ----------    ----------
Cash, end of year. . . . . . . . . . . . . . . . . . . . . . . . . . .    $   168        $ 1,114        $    --        $   896
                                                                          ----------    ----------      ----------    ----------

Supplemental Disclosure of Cash Flow Information:
  Cash paid during the year for:
     Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $    --        $    17        $     7        $    61
                                                                          ----------    ----------      ----------    ----------
                                                                          ----------    ----------      ----------    ----------

Supplemental Disclosure of Non Cash  Investing and Financing Activities:
  Issuance of note payable in connection with acquisition. . . . . . .    $    --        $   510        $   510        $    --
                                                                          ----------    ----------      ----------    ----------
                                                                          ----------    ----------      ----------    ----------

                THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                          CONSOLIDATED FINANCIAL STATEMENTS.

                                UNITED SOFTWARE, INC.

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    (INFORMATION RELATING TO THE SIX MONTHS ENDED
                         JUNE 30, 1996 AND 1997 IS UNAUDITED)


1.  COMPANY OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY

On May 30, 1997, Apsylog S.A., a French corporation organized under the laws of the Republic of France, became a majority-owned subsidiary of United Software, Inc., a Delaware corporation. United Software, Inc. is a worldwide leader in IT Asset Management software and services. Apsylog Asset Manager is a comprehensive decision support software solution that manages the entire IT asset lifecycle, from asset acquisition, through asset deployment and tracking, to asset retirement. Designed to meet the requirements of some of the world's most sophisticated users of information technology, Asset Manager combines procurement, asset tracking, and help desk modules into a powerful enterprise information resource. The company sells its software and services in both Europe and the United States through both a direct and indirect sales force.

Pursuant to an Agreement and Plan of Reorganization dated effective as of August 29, 1997, on September 19, 1997, the Company completed the sale of all of its outstanding capital stock to Peregrine Systems, Inc. ("Peregrine"). See
Note 10.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles and include the accounts of United Software, Inc. and its wholly owned subsidiaries (collectively, "the Company"). All significant intercompany accounts and transactions have been eliminated.

INTERIM FINANCIAL INFORMATION (UNAUDITED)

The unaudited interim balance sheet as of June 30, 1997 and the statements of operations and cash flows and related notes for the six months ended June 30, 1997 and 1996 have been prepared on the same basis as the audited financial statements and, in the opinion of management, include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations in accordance with generally accepted accounting principles. Results for the interim periods are not necessarily indicative of results to be expected for the full fiscal year.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

The Company generates revenues from licensing the rights to use its software products primarily to end users. The Company also generates revenues from post-contract support (maintenance), consulting and training services performed for customers who license its products.

Revenues from software license agreements are recognized currently, provided that all of the following conditions are met: a legally binding agreement has been signed, the software has been delivered, there are no material uncertainties regarding customer acceptance, collection of the resulting receivable is deemed probable, and no other significant vendor obligations exist. Revenues from maintenance services are recognized ratably over the term of the maintenance period, generally one year. Maintenance revenues which are bundled with license agreements are unbundled using vendor specific objective evidence. Consulting revenues are primarily related to implementation services performed on a time and material basis under separate service agreements for the installation of the Company's software products. Revenues from consulting and training services are recognized as the respective services are performed.

Cost of license revenues consist primarily of amounts to be paid to third-party vendors, product media, manuals, packaging materials, personnel and related shipping costs. Cost of maintenance and service revenues consists primarily of salaries, benefits, and allocated overhead costs incurred in providing telephone support, consulting services, and training to customers.

BUSINESS RISK AND CONCENTRATIONS OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk principally consist of trade receivables. The Company performs ongoing credit evaluations of its customers financial condition. Management believes that the concentration of credit risk with respect to trade receivables is further mitigated as the Company's customer base consists primarily of large companies. The Company maintains reserves for credit losses and such losses historically have been within management expectations.

A significant portion of the Company's revenues are from its Apsylog Asset Manager product and related services. Any factor adversely affecting the pricing of, demand for or market acceptance of, the Apsylog Asset Manager product could have a material adverse affect on the Company's business, financial condition and results of operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of certain of the Company's financial instruments, including accounts receivable, accounts payable and accrued expenses approximates fair value due to their short maturities. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of its term debt and borrowings under the Company's line of credit approximates fair value.

FOREIGN CURRENCY RISK

The Company conducts business principally in French francs. As a result, the Company is subject to the risk of foreign currency fluctuations. To date, the Company has not experienced any material losses as a result of foreign currency fluctuations.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over estimated useful lives, generally three to five years for furniture and equipment. Amortization of leasehold improvements is provided using the straight-line method over the lesser of the useful lives of the assets or the terms of the related leases.

Maintenance and repairs are charged to operations as incurred. When assets are sold, or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations for the applicable period.

GOODWILL

The excess of acquisition cost over the fair value of net assets of businesses acquired (goodwill) is being amortized using the straight-line method, generally over five years.

CAPITALIZED COMPUTER SOFTWARE

In accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed", software development costs are capitalized from the time the product's technological feasibility has been established until the product is released for sale to the general public. During the two years ended
December 31, 1995 and 1996 and the six months ended June 30, 1997 no software development costs were capitalized as the costs incurred between achieving technological feasibility and product release were minimal. Research and development costs, including the design of product enhancements, are expensed as incurred.

FOREIGN CURRENCY TRANSLATION

The functional currency of the Company is the French franc. Assets and liabilities of the Company's foreign operations are translated into United States dollars at the exchange rate in effect at the balance sheet date, and revenue and expenses are translated at the average exchange rate for the period. Translation gains or losses of the Company's foreign subsidiaries are not included in operations but are reported as a separate component of stockholders' deficit. Gains and losses on transactions in denominations other than the functional currency of the Company's foreign operations, while not significant in amount, are included in the results of operations. The Company does not enter into foreign exchange transactions to hedge its balance sheet exposures or intercompany balances against movements in foreign exchange rates.

INCOME TAXES

Deferred taxes are provided utilizing the liability method as prescribed by SFAS No. 109, "Accounting for Income Taxes," whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

2.  BALANCE SHEET COMPONENTS

Other current assets consist of the following (in thousands):

                           DECEMBER 31,      DECEMBER 31,         JUNE 30,
                               1995              1996                 1997
                           ------------     -------------    -------------
                                                                (unaudited)
Inventory.................    $197               $177               $136
Prepaid and other.........      93                193                122
                              ----               ----               ----
                              $290               $370               $258
                              ----               ----               ----
                              ----               ----               ----

Property and equipment consist of the following (in thousands):

                           DECEMBER 31,      DECEMBER 31,         JUNE 30,
                               1995              1996                 1997
                           ------------     -------------    -------------
                                                                (unaudited)
Furniture and Equipment...    $328               $435               $487
Leasehold improvements....       1                 57                 78
                              ----               ----               ----
                               329                492                565
Accumulated depreciation..     (89)              (170)              (217)
                              ----               ----               ----
                              $240               $322               $348
                              ----               ----               ----
                              ----               ----               ----

Other assets consist of the following (in thousands):

                           DECEMBER 31,      DECEMBER 31,         JUNE 30,
                               1995              1996                 1997
                           ------------     -------------    -------------
                                                                (unaudited)
Goodwill, net.............     $ 9               $731               $753
Other long-term assets....      85                144                134
                              ----               ----               ----
                               $94               $875               $887
                              ----               ----               ----
                              ----               ----               ----

Accrued expenses consist of the following (in thousands):

                           DECEMBER 31,      DECEMBER 31,         JUNE 30,
                               1995              1996                 1997
                           ------------     -------------    -------------
                                                                (unaudited)
Salaries and benefits.....  $  242             $  370             $  254
Legal and professional....      --                 77                 77
Foreign taxes.............     733              1,295              1,311
Other.....................     982              3,960              2,351
                            ------             ------             ------
                            $1,957             $5,702             $3,993
                            ------             ------             ------
                            ------             ------             ------


3.  SALE OF SUBSIDIARIES

Subsequent to June 30, 1997, the Company sold the operations of its SMI and Apsydoc subsidiaries. These subsidiaries were engaged in software related services and hardware distribution. These companies were sold to their respective management. The sales of these companies did not result in any significant gains or losses. The assets of these companies have been included in the June 30, 1997 balance sheet at their respective net realizable values.

Additionally, as part of the acquisition of the Company by Peregrine (see
Note 10), the management of its Netform and Apsynet subsidiaries are in the process of negotiating the acquisition of these units from Peregrine. Accordingly, net assets of these companies have been stated at their anticipated net realizable value as of June 30, 1997.

The operations of SMI, Apsydoc, Apsynet and Netform were not significant either individually or collectively during the years ended December 31, 1995 and 1996 or during the six months ended June 30, 1997 and 1996.

4.  DEBT

LINE OF CREDIT

The Company has a demand line of credit with a bank which provides for maximum borrowings of 7 million French francs ($1,180,339 U.S. Dollars). The maximum commitment is based on 100 percent of available accounts receivable and are secured by commercial notes. Borrowings under the agreement bear interest at the bank's French federal funds rate (6.3% at June 30, 1997) plus 3.25 percent and are collateralized by trade receivables. At June 30, 1997, the Company had exceeded its borrowing limit.

The Company's U.S. subsidiary had a demand line of credit with a bank for up to $80,000 in support of trade accounts receivable. These advances bear interest at prime plus 3 percent. These borrowings are secured by U.S. accounts receivable. At June 30, 1997 the line was inactive. As of December 31, 1995 and 1996 and June 30, 1997, there was $80,000, $0, and $0 outstanding, respectively.

NOTES PAYABLE

During 1993, Apsylog S.A. entered into agreements totaling 11,000,000 French Francs ($2,059,926) with the French Government Export and Export Insurance Administrator for the development of export products. These funds are to be spent only for the development of export related products and are due upon a change in control of the Company. These advances do not bear interest and are to be repaid before 2001. At December 31, 1995 and 1996 and at June 30, 1997, the following were outstanding $0, $708,000 and $819,000, respectively.

Additionally, during January 1996, the Company acquired the operations of another company for approximately $1,000,000, of which approximately 50% was paid at closing. The Company has allocated this purchase price to the net assets acquired based on fair market value. The Company is obligated to pay the remaining balance should the other company be acquired. Accordingly, the unpaid balance of approximately $510,000 has been recorded as non-interest bearing notes payable in the accompanying financial statements as of December 31, 1996 and June 30, 1997. The operations of this company were not significant in the year ended December 31, 1996 or during the six months ended June 30, 1997.

5.  INCOME TAXES

The Company has incurred losses since its inception. Net operating loss carryforwards for foreign income tax purposes as of December 31, 1996 were approximately $3,600,000. Net operating loss carryforwards for U.S. federal income tax purposes as of December 31, 1996 were approximately $1,500,000. All operating loss carryforwards are subject to certain limitations. In accordance with SFAS 109, the Company has recorded a full valuation allowance against its deferred tax asset since the Company cannot currently demonstrate that it is more likely than not that its deferred tax asset will be realizable in future periods.

6.  COMMITMENTS AND CONTINGENCIES


The Company leases certain buildings and equipment under noncancellable operating lease agreements. The leases generally require the Company to pay all executory costs such as taxes, insurance, and maintenance related to the assets. Certain of the leases contain provisions for periodic rate escalations to reflect cost-of-living increases. Rent expense for such leases totaled approximately $524,000 and $521,000 in 1995 and 1996, and

$280,000 and $293,000 for the six months ended June 30, 1996 and 1997, respectively. Future minimum lease payments for operating leases at June 30, 1997 are as follows (in thousands):

                                                         OPERATING
                                                           LEASES
                                                         ---------

         July 1, 1997 - December 31, 1997. . . .            $ 75
         1998. . . . . . . . . . . . . . . . . .             121
         1999. . . . . . . . . . . . . . . . . .              66
         2000. . . . . . . . . . . . . . . . . .               2
         Thereafter. . . . . . . . . . . . . . .              --
                                                            ----
            Total minimum lease payments . . . .            $264
                                                            ----
                                                            ----


The Company is involved in various legal proceedings and claims arising in the ordinary course of business, none of which, in the opinion of management, is expected to have a material adverse effect on the Company's consolidated financial position or results of operations.

7.  STOCKHOLDERS' DEFICIT

On May 30, 1997, Apsylog S.A. was reorganized to become a majority-owned subsidiary of United Software, Inc., a Delaware corporation. In connection therewith, substantially all of the shares of common stock of Apsylog were exchanged for a similar number of Preferred A shares of United Software. Additionally, 3,078,983 common shares of Apsylog S.A. are subject to put/call arrangements at a similar exchange rate. Accordingly, the common stock of Apsylog S.A. is considered Preferred A shares of United Software, Inc. for all periods presented.

United Software, Inc. has no operations apart from holding its investment in Apsylog S.A.

In connection with the reincorporation of Apsylog discussed above, United Software established the following capital structure:

Common Stock: 15,000,000 authorized of which 1,000,000 have been reserved for issuance under the Company's 1997 Stock plan. There are no outstanding common shares at June 30, 1997.

PREFERRED STOCK

In connection with reincorporation, 10,000,000 shares of preferred stock have been authorized of which two series, A and B, have been designated.

    Series A

3,966,084 shares of preferred stock have been designated Series A. These shares are junior to Series B in liquidation and carry a $.075 annual non-cumulative dividend. The common shares outstanding are considered Series A Preferred for all periods presented. These shares are convertible into an equal number of common shares at the option of the holder or upon the occurrence of an initial public offering or upon a change of control.

    Series B

2,009,530 shares have been designated Series B preferred stock. These shares have a liquidation preference before Series A and carry an annual non-cumulative dividend rate of $.075 per share. These shares are convertible at the option of the holder into an equal number of common shares. The conversion is mandatory upon the occurrence of an initial public offering or upon a change of control.

The remaining 4,024,386 preferred shares are undesignated.

STOCK OPTIONS

During July 1997, the Company established the 1997 United Software, Inc. Stock Plan. The Company has reserved 1,000,000 shares of common stock for grant under this plan. This plan provides for the grant of options or stock at a current price as determined by the Company's Board of Directors. Option and stock grants generally vest over four years.

There have been no grants of stock options through June 30, 1997.  See Note 10.

8.  PROFIT SHARING PLAN

The Company maintains a profit sharing plan covering substantially all employees in France. This plan provides for payments to employees by the attainment of certain revenue and income targets. During the year ended December 31, 1995 and during the six-month periods ended June 30, 1996 and 1997 the Company did not reach the revenue and income targets and therefore made no payments during the respective periods. However, for the year ended December 31, 1996, the Company provided $111,674.

9.  GEOGRAPHIC OPERATIONS

The Company operates exclusively in the computer software industry. A summary of the Company's operations by geographic area is presented below (in thousands):

                                        UNITED STATES    EUROPE    CONSOLIDATED

Year ended December 31, 1995
  Revenues. . . . . . . . . . . . .        $  273        $6,686       $6,959
  Operating (loss). . . . . . . . .          (290)       (1,641)      (1,931)
  Identifiable assets . . . . . . .            65         3,079        3,144
Year ended December 31, 1996
  Revenues. . . . . . . . . . . . .        $  636        $5,832       $6,468
  Operating (loss). . . . . . . . .          (681)       (4,356)      (5,037)
  Identifiable assets . . . . . . .         1,147         4,831        5,978
Six months ended June 30, 1996
  Revenues. . . . . . . . . . . . .        $   38        $3,069       $3,107
  Operating (loss). . . . . . . . .          (387)       (1,531)      (1,918)
  Identifiable assets . . . . . . .           640         3,670        4,310
Six months ended June 30, 1997
  Revenues. . . . . . . . . . . . .        $  464        $4,015       $4,479
  Operating (loss). . . . . . . . .          (492)       (1,235)      (1,727)
  Identifiable assets . . . . . . .         1,658         4,761        6,419


10.    SUBSEQUENT EVENTS

In July 1997, the Company granted 511,858 options at $0.075 per share and stock grants for 1,563,708 shares at $0.075 per share, all of which vested 100% at the date of grant. Accordingly, the Company will take a charge in the relevant period for the fair value of the grants.

On August 29, 1997 the Company's Board of Directors approved, and pursuant to an Agreement and Plan of Reorganization dated effective as of August 29, 1997, on September 19, 1997, the Company completed the sale of all of its outstanding equity interest, including outstanding options, to Peregrine for 1,916,213 shares of Peregrine common stock valued at approximately $30,506,000.

                  UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


The following unaudited pro forma combined condensed financial information and explanatory notes give effect to the acquisition of United Software, Inc. by Peregrine Systems, Inc. pursuant to an Agreement and Plan of Reorganization dated effective as of August 29, 1997 and are based on the estimates and assumptions set forth in the notes to such statements. This pro forma information has been prepared utilizing the historical financial statements of Peregrine and United Software and should be read in conjunction with the historical statements and notes thereto included elsewhere herein.

The unaudited pro forma combined balance sheet assumes that the acquisition occurred on April 1, 1997 and is accounted for under the purchase method. The pro forma combined statement of operations for the year ended March 31, 1997 and the three months ended June 30, 1997 assumes the acquisition was consummated at the beginning of such periods, April 1, 1996 and April 1, 1997, respectively.

The pro forma statement of operations does not purport to be indicative of the operating results which would have been achieved had the acquisition been consummated on the above dates and should not be construed as representative of future operating results. The allocation of the purchase price in the accompanying pro forma statements is based on management's preliminary estimates and is subject to revision based on further studies and valuations.

                           PRO FORMA COMBINED BALANCE SHEET
                    (ALL AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)
                                     (UNAUDITED)
                                    JUNE 30, 1997

                                                  PEREGRINE            UNITED
                                                   SYSTEMS,           SOFTWARE,          PRO FORMA                PRO
                                                     INC.                INC.           ADJUSTMENTS              FORMA
                                                  ---------           ---------         -----------           ---------
                    ASSETS
Current Assets:
  Cash and cash equivalents. . . . . . . . .        $17,394             $   896             $  (198)(F)         $18,092
  Accounts receivable, net of allowance
    for doubtful accounts of $350 and $97,
    respectively . . . . . . . . . . . . . .         10,265               4,030                (864)(F)          13,431
  Financed receivables . . . . . . . . . . .            977                  --                  --                 977
  Deferred tax assets. . . . . . . . . . . .            975                  --                  --                 975
  Other current assets . . . . . . . . . . .          1,058                 258                (258)(F)           1,058
                                                 ----------          ----------          ----------          ----------

    Total current assets . . . . . . . . . .         30,669               5,184              (1,320)             34,533
  Property and equipment, net. . . . . . . .          4,391                 348                 (37)(F)           4,702
  Goodwill, net. . . . . . . . . . . . . . .             --                  --               3,650 (B),(C)       3,650
  Other assets . . . . . . . . . . . . . . .            483                 887                (887)(F)             483
                                                 ----------          ----------          ----------          ----------

                                                    $35,543             $ 6,419              $1,406             $43,368
                                                 ----------          ----------          ----------          ----------
                                                 ----------          ----------          ----------          ----------

LIABILITIES AND STOCKHOLDERS'  EQUITY (DEFICIT)
Current Liabilities:
  Bank line of credit. . . . . . . . . . . .        $    --             $ 1,486          $       --             $ 1,486
  Accounts payable . . . . . . . . . . . . .            694               1,701                (552)(F)           1,843
  Accrued expenses . . . . . . . . . . . . .          5,907               3,993               2,111 (A),(F)      12,011
  Deferred revenue . . . . . . . . . . . . .          8,929               2,315                 (97)(F)          11,147
  Current portion of long-term debt. . . . .            226               1,329                  --               1,555
  Current portion of capital lease obligation           256                  --                  --                 256
    Total current liabilities. . . . . . . .         16,012              10,824               1,462              28,298
  Deferred Revenue, net of current portion .          3,080                  --                  --               3,080
                                                 ----------          ----------          ----------          ----------

    Total Liabilities. . . . . . . . . . . .         19,092              10,824               1,462              31,378
                                                 ----------          ----------          ----------          ----------

  Commitments and Contingencies:
  Stockholders' Equity (Deficit):
    Preferred Stock, $.001 par value, 5,000
       shares authorized, no shares issued
       or outstanding. . . . . . . . . . . .             --               4,429              (4,429)(D)              --
    Common stock, $.001 par value, 50,000
       shares authorized, 15,216 and 17,132
       shares issued and outstanding,
       respectively. . . . . . . . . . . . .             15                  --                   2 (A)              17
  Additional paid-in-capital . . . . . . . .         33,205                  --              30,504 (A)          63,709
  Accumulated deficit. . . . . . . . . . . .        (14,390)             (8,878)            (26,089)(B),(D),(E) (49,357)

  Unearned portion of deferred compensation.         (1,680)                 --                  --              (1,680)
  Cumulative transition adjustment . . . . .           (437)                 44                 (44)(D)            (437)
  Treasury stock, at cost. . . . . . . . . .           (262)                 --                  --                (262)
                                                 ----------          ----------          ----------          ----------

    Total stockholders' equity (deficit) . .         16,451              (4,405)                (56)             11,990
                                                 ----------          ----------          ----------          ----------

                                                    $35,543              $6,419              $1,406             $43,368
                                                 ----------          ----------          ----------          ----------
                                                 ----------          ----------          ----------          ----------

                      PRO FORMA COMBINED STATEMENT OF OPERATIONS
             (ALL AMOUNTS IN THOUSANDS, EXCEPT NET INCOME PER SHARE DATA)
                                     (UNAUDITED)
                       FOR THE THREE MONTHS ENDED JUNE 30, 1997

                                                  PEREGRINE            UNITED
                                                   SYSTEMS,           SOFTWARE,          PRO FORMA                PRO
                                                     INC.               INC.            ADJUSTMENTS              FORMA
                                                  ---------           ---------         -----------           ---------
Revenues:
  Licenses . . . . . . . . . . . . . . . . .        $ 6,328            $    909            $     --             $ 7,237
  Maintenance and services . . . . . . . . .          4,687                 385                  --               5,072
                                                 ----------          ----------          ----------          ----------
    Total revenues . . . . . . . . . . . . .         11,015               1,294                  --              12,309
                                                 ----------          ----------          ----------          ----------
Costs and Expenses
  Cost of licenses . . . . . . . . . . . . .             59                 178                  --                 237
  Cost of maintenance and services . . . . .          1,781                 396               2,177
  Sales and marketing. . . . . . . . . . . .          4,317                 521                  --               4,838
  Research and development . . . . . . . . .          1,644                 453                 192 (E)           2,289
  General and administrative . . . . . . . .          1,143                 326                  --               1,469
                                                 ----------          ----------          ----------          ----------
    Total costs and expenses . . . . . . . .          8,944               1,874                 192              11,010
                                                 ----------          ----------          ----------          ----------
  Operating income (loss). . . . . . . . . .          2,071                (580)               (192)              1,299
  Interest income (expense) and other, net .            178                 (21)                 --                 157
  Income from continuing operations before
    income taxes . . . . . . . . . . . . . .          2,249                (601)               (192)              1,456
  Income tax expense . . . . . . . . . . . .            832                  --                  --                 832
                                                 ----------          ----------          ----------          ----------
                                                 ----------          ----------          ----------          ----------
  Net income (loss). . . . . . . . . . . . .        $ 1,417            $   (601)           $   (192)            $   624
                                                 ----------          ----------          ----------          ----------
                                                 ----------          ----------          ----------          ----------
  Net income per share . . . . . . . . . . .        $  0.08                                                     $  0.03
                                                 ----------                                                  ----------
                                                 ----------                                                  ----------
  Weighted average common and common
    equivalent shares outstanding. . . . . .         17,567                                                      19,483
                                                 ----------                                                  ----------
                                                 ----------                                                  ----------

                      PRO FORMA COMBINED STATEMENT OF OPERATIONS
             (ALL AMOUNTS IN THOUSANDS, EXCEPT NET INCOME PER SHARE DATA)
                          FOR THE YEAR ENDED MARCH 31, 1997

                                                  PEREGRINE            UNITED
                                                   SYSTEMS,           SOFTWARE,          PRO FORMA                PRO
                                                     INC.                INC            ADJUSTMENTS              FORMA
                                                  ---------           ---------         -----------           ---------
                                                                                         (UNAUDITED)         (UNAUDITED)
Revenues:
  Licenses . . . . . . . . . . . . . . . . .        $20,472             $ 4,168              $   --             $24,640
  Maintenance and services . . . . . . . . .         14,563               2,300                  --              16,863
                                                 ----------          ----------          ----------          ----------
    Total revenues . . . . . . . . . . . . .         35,035               6,468                  --              41,503
                                                 ----------          ----------          ----------          ----------
Costs and Expenses:
  Cost of licenses . . . . . . . . . . . . .            215               1,179                  --               1,394
  Cost of maintenance and services . . . . .          4,661               2,334               6,995
  Sales and marketing. . . . . . . . . . . .         15,778               2,961                  --              18,739
  Research and development . . . . . . . . .          5,877               3,001                 768 (E)           9,646
  General and administrative . . . . . . . .          3,816               2,030                  --               5,846
                                                 ----------          ----------          ----------          ----------
    Total costs and expenses . . . . . . . .         30,347              11,505                 768              42,620
                                                 ----------          ----------          ----------          ----------
  Operating income (loss). . . . . . . . . .          4,688              (5,037)               (768)             (1,117)
  Interest income (expense) and other, net .           (478)                325                  --                (153)
  Income from continuing operations before
    income taxes . . . . . . . . . . . . . .          4,210              (4,712)               (768)             (1,270)
  Income tax benefit . . . . . . . . . . . .          1,592                  --                  --               1,592
                                                 ----------          ----------          ----------          ----------
  Net income (loss). . . . . . . . . . . . .        $ 5,802             $(4,712)             $ (768)            $   322
                                                 ----------          ----------          ----------          ----------
  Net income per share . . . . . . . . . . .        $  0.39                                                     $  0.02
                                                 ----------                                                  ----------
  Weighted average common and common
    equivalent shares outstanding. . . . . .         14,964                                                      16,880
                                                 ----------                                                  ----------
                                                 ----------                                                  ----------


                  NOTES AND MANAGEMENT ASSUMPTIONS TO THE UNAUDITED
                       PRO FORMA COMBINED FINANCIAL STATEMENTS

1.  ORGANIZATION AND BASIS OF PRESENTATION

    The unaudited pro forma combined financial statements of Peregrine have been prepared based on the historical financial statements of Peregrine for the year ended March 31, 1997 and the three months ended June 30, 1997, and for United Software for the year ended December 31, 1996 and the three months ended March 31, 1997, considering the effects of the acquisition under the purchase method. The pro forma balance sheet of Peregrine at June 30, 1997 has been prepared as if the acquisition had been consummated at April 1, 1997. The pro forma statement of operations for the year ended March 31, 1997 and for the three months ended June 30, 1997 has been prepared as if the acquisition had been consummated on April 1, 1996 and April 1, 1997, respectively.

    In management's opinion, all material adjustments necessary to reflect the effects of the acquisition have been made. The unaudited pro forma combined financial statements are not necessarily indicative of the actual financial position at June 30, 1997, or what the actual results of operations of Peregrine would have been assuming the acquisition had been completed as of April 1, 1996 or April 1, 1997, nor are they indicative of the financial position or results of operations for future periods. The pro forma combined financial statements should be read in conjunction with the historical financial statements and notes thereto of Peregrine and United Software.

2.  PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

    (A) The purchase price for the completion of the United Software acquisition was determined by combining the value of Peregrine common stock issued to United Software stockholders (1,916,213 common shares valued at $15.92 per share), the net liability position of United Software and the estimated transactions costs for the acquisition. The purchase price for the completion of the United Software acquisition is summarized below (in thousands):

         Common stock                          $30,506
         Estimated transaction costs             3,500
         Assumption of net liabilities           4,611
                                               -------
                                               $38,617
                                               -------
                                               -------

    (B) Allocation of the purchase price for the completion of the United Software acquisition was determined as follows (in thousands):

         Acquired in-process technology        $34,775
         Goodwill                                3,842
                                               -------
                                               $38,617
                                               -------
                                               -------

    (C) Amortization of the goodwill for United Software will be on the straight-line method over five years and is included in depreciation and amortization expense.

    (D)  Elimination of United Software stockholders' equity amounts.


    (E) The pro forma combined statement of operations excludes the charge of $34.8 million for acquired research and development, which arose from the acquisition. These charges will be included in the Company's consolidated financial statements for the three-month period ending September 30, 1997.

    (F) The pro forma combined balance sheet excludes the assets and liabilities of the subsidiaries of United Software which were sold during the period from January 1, 1997 through the date of acquisition and which are to be sold subsequent to the acquisition.

    The purchase price for the United Software acquisition was allocated to the tangible and intangible assets of United Software based on the fair market values of those assets. The evaluation of the underlying technology acquired considered the inherent difficulties and uncertainties in completing the development, and thereby achieving technological feasibility, and the risks related to the viability of and potential changes in future target markets.

                                  INDEX TO EXHIBITS


                             EXHIBIT                                      PAGE
                   --------------------------------                       ----
    2.1++ Agreement and Plan of Reorganization, dated effective as of August 29, 1997, among Peregrine Systems, Inc.,
              French Acquisition Corporation, United Software, Inc., and certain stockholders of United Software, Inc., and related exhibits. The disclosure schedule of United
              Software, Inc. to the Agreement and Plan of Reorganization, which cites to certain factual matters as exceptions to the contractual representations of United Software, Inc. and certain of its stockholders, has been omitted. The Company agrees to supplementally furnish a copy of such disclosure schedule to the Commission upon request.

    23.1      Consent of Arthur Andersen LLP, Independent Public
              Accountants.

    99.1++    Press release of Peregrine Systems, Inc.
----------------------
    ++   Previously filed.